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                                                                  Exhibit 10.4


                                                  POOL __ SUBJECT COMMUNITIES:

                                                      [APPLICABLE COMMUNITIES]

                                     FORM OF
                                POOLING AGREEMENT


       THIS POOLING AGREEMENT ("Agreement") is made as of June 21, 1997 ("Closing Date") by HMC SENIOR COMMUNITIES, INC., a Delaware corporation ("HMCSC"), and MARRIOTT SENIOR LIVING SERVICES, INC., a Delaware corporation ("MSLS").


                                  I. RECITALS

       A. HMCSC, through its Subsidiaries, owns a fee or leasehold interest in each of the ____ senior living communities identified above ("Subject Communities").

       B. The _______ Community is operated pursuant to an Operating Agreement between _______, as owner, and MSLS, as manager, as set forth on Exhibit A. The ________ Community is operated pursuant to an Operating Agreement between _________, as owner, and MSLS, as manager, as set forth on Exhibit A. [Repeat as necessary] Collectively, such Operating Agreements are referred to in this Agreement as the "Pooled Agreements."

       C. HMCSC and MSLS have agreed that for the limited purposes of calculating certain fees and exercising certain termination or manager replacement rights under the Pooled Agreements, such fees and rights should be considered in the aggregate rather than on a Community-by-Community basis.


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       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, HMCSC and MSLS agree as follows:


                               II. INTERPRETATION

       A. DEFINITIONS. When used in this Agreement, the following capitalized terms shall have the meanings indicated:

            1. Closing Date: as defined in the Preamble.

            2. Fees: as defined in Section III. A.

            3. HMCSC: as defined in the Preamble.

            4. MSLS: as defined in the Preamble.

            5. Pooled Agreements: as defined in the Recitals.

            6. Purchase Agreement: the Stock Purchase Agreement dated as of June 21, 1997 between HMC and MSLS.

            7. Any capitalized term used in this Agreement which is not defined in this Agreement shall have the meaning given such term in the applicable Operating Agreement.


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       B. MISCELLANEOUS INTERPRETIVE PROVISIONS. This Agreement shall be governed by the Documentary Conventions which are attached hereto as Exhibit C.


                      III. POOLING OF SUBJECT COMMUNITIES

       A. DETERMINATION OF FEES. During the Initial Term of the Pooled Agreements, for purposes of determining the Incentive Fee, Bonus Fee and Central Administrative Services Fee (collectively, "Fees") payable to MSLS for each interim and final period for which such Fees are calculated under the Pooled Agreements, the following shall apply:

            1. Gross Revenues, Operating Expenses, Operating Profit, Net Operating Profit, Owner's Priority and the Bonus Threshold shall be aggregated for all Subject Communities which are subject to the Pooled Agreements, and the formulae for determining the Fees shall be applied to the amounts so aggregated; and

            2. to the extent the Fees calculated pursuant Section III.A.1. are less than the aggregate total of the Fees as calculated separately for each Subject Community under [each applicable Operating Agreement], as the case may be, then the Fees payable separately by each Subject Community under the applicable Pooled Agreements shall be reduced proportionately (according to the amount of each type of Fee payable without reference to this Section III.A.).

       B. PERFORMANCE TERMINATION. During the Initial Term of the Pooled Agreements, for purposes of determining the applicability of the Owner's option to terminate the Pooled Agreements (as provided in Section 4.03 of the Operating Agreement) ("Performance Termination"), the following shall apply:

            1. Operating Profit, the Owner's Investment, the Threshold Amount and the Shortfall Payment shall be aggregated for all Subject Communities which are subject to the Pooled Agreements, and the formula for determining the applicability of the Owner's option to terminate shall be based upon the amounts so aggregated;

            2. HMCSC shall have the right to cause [each applicable owner] to terminate the Pooled Agreements only if the aggregated Operating Profit is less than the aggregated Threshold Amounts (as provided in Section 4.03 of the

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Operating Agreements), and then as to all (but not less than all) of the
Subject Communities which are subject to the Pooled Agreements; and

            3. MSLS's right to send a Cure Notice, and/ or a Second Cure Notice, and to prevent termination of the Pooled Agreements (as provided in Section 4.03 of the Operating Agreements), shall apply to all (but not less than all) of the Subject Communities which are subject to the Pooled Agreements, and the first such Cure Notice shall make the same election (either clause (i) or clause (ii) of Section 4.03 B.1.) as to all (but not less than all) of the Subject Communities which are subject to the Pooled Agreements. Any Shortfall Payment made by MSLS shall be calculated pursuant to Section III.B.1. and shall be credited to each Subject Community which would individually be entitled to a Shortfall Payment pursuant to the Pooled Agreements, proportionately among such Subject Communities based upon the amount of Shortfall Payment each is due under the Pooled Agreements without reference to this Section III.B. The making of the Shortfall Payment as is so calculated shall constitute payment of the Shortfall Payment under each Pooled Agreement.

       C. NO OTHER POOLING. Except as expressly set forth in Sections III.A. and III.B., each Pooled Agreement shall be separate and distinct, and the respective rights, obligations and liabilities of each Owner and MSLS thereunder shall not be affected by this Agreement. HMCSC and MSLS intend that this Agreement shall apply to the Pooled Agreements as between HMCSC and MSLS only, and shall not modify, amend, or in any manner affect the terms of the Pooled Agreements. The Pooled Agreements, and all rights, powers, privileges, obligations and liabilities of the parties thereunder, shall continue in full force and effect notwithstanding this Agreement. No Owner is a party to this Agreement, and no Owner shall have any rights, powers, privileges, obligations or liabilities under this Agreement.

       D. REQUIREMENTS OF LENDERS.

            1. All terms of this Agreement are expressly limited by any Qualified Loan in existence on the Closing Date. In the event that the performance of, compliance with or implementation of any term of this Agreement would constitute a default under any such Qualified Loan, then for so long as performance,

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compliance or implementation would constitute such a default, (i) such performance, compliance or implementation shall be suspended and (ii) such term shall be conformed so as to permit such performance, compliance or implementation as near as possible to that intended by this Agreement but in a manner which does not constitute such a breach or default. No party shall be in default under this Agreement if and to the extent that the event, circumstance or condition giving rise to such default is required by the Qualified Loan.

            2. HMCSC will use commercially reasonable efforts to cause the terms of any Qualified Loan secured by one or more of the Subject Communities after the Closing Date not to conflict with this Agreement or create as an event of default, the application of any provision of this Agreement. If, despite using such commercially reasonable efforts, such result is not obtained, then all (but not less than all) of the terms of Section III. shall be suspended as to the Subject Community or Subject Communities secured by such Qualified Loan for so long as such Qualified Loan is outstanding. In the event that all of the Subject Communities are proposed to be encumbered by the same new Qualified Loan after the Closing Date, then notwithstanding anything else to the contrary herein, such loan shall not constitute a "Qualified Loan" under the Pooled Agreements if it would have the effect of modifying or preventing compliance with this Agreement.

            3. HMCSC and MSLS agree that the purpose of this Section III.D. is to facilitate the placement of Qualified Loans by HMCSC, and not to provide HMCSC with the ability to reduce the Fees payable to MSLS or to terminate a Pooled Agreement in the absence of bona fide requirements of Qualified Lenders. Accordingly, HMCSC shall not use this Section III.D. with the intent of causing any specific Subject Community to be removed from the effect of this Agreement for purposes of reducing the Fees payable to MSLS or terminating any Pooled Agreement. Notwithstanding the foregoing, HMCSC and MSLS acknowledge that the effect of any Qualified Lender's refusal to accept this Agreement pursuant to
Section III.D.2. may be the reduction in certain Fees payable to MSLS or the ability to terminate a Pooled Agreement which may not otherwise be terminable if this Agreement continued to be applicable thereto.

            4. If this Agreement is suspended for any one or more Subject Communities pursuant to this Section III.D., then the remaining Subject Communities shall continue to be subject to this Agreement, and when such

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suspension ceases, such suspended Communities shall thereafter become subject to this Agreement.


                           IV. TRANSFERS OF OWNERSHIP

       A. If there occurs any Sale of the Retirement Community with respect to any individual Subject Community (other than a Sale to an Affiliate of HMCSC), or if the Pooled Agreement for any Subject Community shall expire or otherwise terminate, then (i) this Agreement shall terminate as to such Subject Community, effective as of the date of such Sale of the Retirement Community or expiration or termination, and (ii) the other Subject Communities shall thereafter continue to be subject to this Agreement. For purposes of this Section IV.A., the Sale of a Retirement Community shall include the expiration of any ground lease affecting any Subject Community except to the extent that the Owner is the purchaser of the fee interest underlying such ground lease.

       B. If there occurs a Sale of the Retirement Community (other than a Sale to an Affiliate of HMCSC), or if the Pooled Agreement for any Subject Community shall expire or otherwise terminate, with respect to more than one Subject Community, whether together or in separate transactions, then this Agreement shall terminate effective as of the date that more than one Subject Community is so sold or that the Pooled Agreement(s) affecting more than one Subject Community shall terminate or expire.

       C. If HMCSC shall transfer all or any portion of its ownership interest in any Subsidiary which owns one or more of the Subject Communities to any Affiliate of HMC which is not otherwise a subsidiary of HMCSC, then HMCSC shall cause such Affiliate to be bound by the obligations of HMCSC under this Agreement to the extent such ownership interest is transferred, and HMCSC shall cause such Affiliate to execute and deliver to MSLS an instrument in a form reasonably acceptable to MSLS confirming that it shall be so bound. If MSLS shall assign its interest in any Pooled Agreement, then MSLS shall cause the assignee thereof to be bound by the obligations of MSLS under this Agreement to the extent such interest in the Pooled Agreement is assigned, and MSLS shall cause such assignee to execute and deliver to HMCSC an instrument in a form reasonably acceptable to HMCSC confirming that it shall be so bound.

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                                V. MISCELLANEOUS

       A. JURISDICTION. Any suit, action or proceeding under or in connection with this Agreement shall be brought in any federal or state court of competent jurisdiction located in the State of Maryland. By execution of this Agreement, each party consents to the exclusive jurisdiction of such courts, and waives any right to challenge the jurisdiction of such courts or the appropriateness of venue in such courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

       B. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be hand-delivered, delivered by a nationally recognized overnight courier, mailed by certified or registered mail, postage prepaid, return receipt requested, or telecopied with confirmation of receipt, to the addresses set forth below, or to such other addresses of which either party shall notify the other party in accordance with this Section V.B. and shall be deemed given as of the time of such mailing or delivery, as applicable:


       If to HMCSC:

                       c/o Host Marriott Corporation
                       Asset Management Department 908
                       10400 Fernwood Road
                       Bethesda, Maryland 20817
                       ATTN: Director, Senior Living Facilities
                       Fax:  (301) 380-6338

       with a copy to:

                       Host Marriott Corporation
                       Law Department 923
                       10400 Fernwood Road
                       Bethesda, Maryland  20817
                       ATTN:  General Counsel
                       Fax:  (301) 380-3588

       If to MSLS:

                       Marriott Senior Living Services, Inc.
                       10400 Fernwood Road
                       Bethesda, Maryland  20817
                       ATTN:  Chief Financial Officer
                       Fax:  (301) 380-6540

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       with a copy to:

                       Marriott Senior Living Services, Inc.
                       c/o Marriott International Law Department
                       10400 Fernwood Road
                       Bethesda, Maryland  20817
                       ATTN:  General Counsel
                       Fax:  (301) 380-6727

All notices which are required to be given under the [Operating Agreements] shall be given in the manner provided therein. MSLS shall provide HMCSC with a copy of any notice given by MSLS thereunder.

       IN WITNESS WHEREOF, HMCSC and MSLS have executed this Agreement under seal as of the Closing Date.


                                         HMC SENIOR COMMUNITIES, INC.,
                                         A DELAWARE CORPORATION


                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                         MARRIOTT SENIOR LIVING SERVICES, INC.,
                                         A DELAWARE CORPORATION


                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


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                                    EXHIBIT A

                     [LIST APPLICABLE OPERATING AGREEMENTS]


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                                    EXHIBIT B

                     [LIST APPLICABLE OPERATING AGREEMENTS]

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                                    EXHIBIT C


       This Agreement shall be deemed to include the following provisions:

(i) MODIFICATIONS. No modification to this Agreement shall be valid unless in writing and signed by all parties thereto. No purported waiver of any of the provisions of this Agreement shall be valid or effective unless in writing signed by the party against whom such waiver is sought to be enforced.

(ii) SURVIVAL. All representations, warranties and covenants in this Agreement shall survive and not be merged in the execution of this Agreement.

(iii) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without reference to conflicts of laws principles.

(iv) CAPTIONS; PRONOUNS. Captions in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context shall so require, the singular shall include the plural, the male gender shall include the female, and vice versa. "Include," "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

(v) EXHIBITS. All exhibits to this Agreement are incorporated in this Agreement as though set forth in full in the text of this Agreement.

(vi) COUNTERPARTS. Multiple originals of this Agreement may be executed, each of which shall constitute one and the same agreement. This agreement may be executed in counterparts, and it shall not be necessary that the original signature of each party to this Agreement appear on each such counterpart.

(vii) SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be held to be illegal, invalid or unenforceable, such provisions shall be deemed severable and the remaining provisions of this Agreement shall continue in full force and effect.

(viii) NOT CONSTRUED AGAINST DRAFTER. Each party to this Agreement acknowledges that it was represented by counsel in connection with this Agreement, and that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement. Consequently, any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

(ix) BUSINESS DAY. To the extent that the date of any performance required under this Agreement falls on a date which is not a business day, the date of performance shall be extended to the next succeeding business day.

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(x) WAIVERS. No waiver of any provision or right set forth in this Agreement shall be valid unless it is in writing signed by the party against which such waiver is sought to be enforced. The failure of any party to insist on strict performance of any of the provisions of this Agreement or to exercise any right granted to it under this Agreement shall not be construed as a waiver of the requirement of such performance.

(xi) PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.